EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


	As independent public accountants we hereby consent to the incorporation by reference in this registration statement on Form S-8 related to the issuance of additional shares of United HealthCare Corporation Common of our report dated February 28, 1997 included in United HealthCare Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

						/s/ Arthur Andersen LLP

Minneapolis, Minnesota,
April 24, 1997